Filed with the U.S. Securities and Exchange Commission on August 11, 2020 under the Securities Act of 1933, as amended.
Registration No. 333-240313

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Horizon Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1545465 (I.R.S. Employer Identification Number)
600 Steamboat Road, Suite 200
Greenwich, CT 06830
Telephone: (203) 298-5300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Edward Truitt
Maples Fiduciary Services (Delaware) Inc.
4001 Kennett Pike, Suite 302
Wilmington, Delaware 19807
(302) 731-1612
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Christian O. Nagler Wayne E. Williams Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4800	Matthew Gardner Michael Johns Maples and Calder P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Gregg A. Noel Michael J. Mies Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 Tel: (213) 687-5000
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-third of one redeemable warrant(2)	57,500,000 Units	$10.00	$575,000,000	$74,635.00
Class A ordinary shares included as part of the units(3)	57,500,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	19,166,667 Warrants	—	—	—(4)
Total			$575,000,000	$74,635.00(5)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 7,500,000 units, consisting of 7,500,000 Class A ordinary shares and 2,500,000 redeemable warrants, which may be issued upon exercise of a 45- day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)
No fee pursuant to Rule 457(g).

(5)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Horizon Acquisition Corporation is filing this Amendment No. 1 (this “Amendment”) to its registration statement on Form S-1 (File No. 333-240313) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Memorandum and Articles of Association.
3.2	Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.
4.2	Specimen Ordinary Share Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant.
10.1	Form of Letter Agreement among the Registrant, Horizon Sponsor, LLC and each of the officers and directors of the Registrant.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3	Form of Registration and Shareholder Rights Agreement among the Registrant, Horizon Sponsor, LLC and the Holders signatory thereto.
10.4	Form of Private Placement Warrants Purchase Agreement among the Registrant and Horizon Sponsor, LLC.
10.5	Form of Indemnity Agreement.
10.6	Promissory Note issued to Horizon Sponsor, LLC.
10.7	Securities Subscription Agreement between Horizon Sponsor, LLC and the Registrant
10.8	Form of Administrative Services Agreement between the Registrant and Horizon Sponsor, LLC.
23.1	Consent of WithumSmith+Brown, PC.*
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
23.2	Consent of Maples and Calder (included on Exhibit 5.2).
24.1	Power of Attorney (included in the signature page to the initial filing of this Registration Statement).*
99.1	Consent of Haroon Mokhtarzada.*
99.2	Consent of Safwan Shah.*
99.3	Consent of Michele Trogni.*

*
Previously filed.

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Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 11th day of August, 2020.
HORIZON ACQUISITION CORPORATION
By:
/s/ Todd Boehly

Name:
Todd Boehly

Title:
Chairman, Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Todd Boehly Todd Boehly	Chairman, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	August 11, 2020
* David Minella	Director	August 11, 2020
*By: /s/ TODD BOEHLY Todd Boehly Attorney-in-fact

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